As filed with the Securities and Exchange Commission on December 11, 2000
                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 -------------

                                  VERITY, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       77-0182779
    (State of Incorporation)                (I.R.S. Employer Identification No.)

                                 -------------


                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089
                    (Address of principal executive offices)


                                 -------------

                             1995 STOCK OPTION PLAN
                      1996 NON-STATUTORY STOCK OPTION PLAN
             1997 NON-STATUTORY STOCK OPTION PLAN FOR VERITY CANADA
                           (Full title of the plans)


                               JAMES E. TICEHURST
              VICE PRESIDENT, ADMINISTRATION AND SUPPORT OPERATIONS
                             AND ASSISTANT SECRETARY
                                  VERITY, INC.
                                 894 ROSS DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 541-1500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 -------------

                                   COPIES TO:
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

                                 -------------

                               CALCULATION OF REGISTRATION FEE

---------------------- -------------------- ------------------- -------------------- -------------------
                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE           OFFERING           AGGREGATE             AMOUNT OF
  TO BE REGISTERED       REGISTERED(1)       PRICE PER SHARE(2)  OFFERING PRICE(2)     REGISTRATION FEE
---------------------- -------------------- ------------------- -------------------- -------------------
                                              (see Notes to
    Common Stock                              Calculation of
 (par value $0.001)         4,500,000       Registration Fee)     $83,984,134.07          $22,171.81
---------------------- -------------------- ------------------- -------------------- -------------------

(1) 2,000,000 shares to be registered pursuant to the 1995 Stock Option Plan, 2,000,000 shares to be registered pursuant to the 1996 Non-Statutory Stock Option Plan and 500,000 shares to be registered pursuant to the 1997 Non-Statutory Stock Option Plan for Verity Canada. This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price of the shares to be offered under the these plans are based upon (a) the weighted average exercise price for shares issuable pursuant to outstanding options granted under the 1996 Non-Statutory Stock Option Plan and (b) the average of the high and low prices of the Registrant's Common Stock on December 4, 2000 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act) for shares reserved for future issuance under the (i) 1995 Stock Option Plan, (ii) 1996 Non-Statutory Stock Option Plan and (iii) 1997 Non-Statutory Stock Option Plan for Verity Canada. The registration fee is calculated as follows:

        ------------------------------- -------------------- -------------------- --------------------
                     PLAN                NUMBER OF SHARES    OFFERING PRICE PER   AGGREGATE OFFERING
                                                                    SHARE                PRICE
        ------------------------------- -------------------- -------------------- --------------------
        Shares issuable pursuant to            887,971               $37.25         $33,076,919.75
        outstanding options under the
        1996 Non-Statutory Stock
        Option Plan
        ------------------------------- -------------------- -------------------- --------------------
        Shares reserved for future           2,000,000             $14.0938         $28,187,600.00
        issuance under the 1995 Stock
        Option Plan
        ------------------------------- -------------------- -------------------- --------------------
        Shares reserved for future           1,112,029             $14.0938         $15,672,714.32
        issuance under the 1996
        Non-Statutory Stock Option
        Plan
        ------------------------------- -------------------- -------------------- --------------------
        Shares reserved for future             500,000             $14.0938          $7,046,900.00
        issuance under the 1997
        Non-Statutory Stock Option
        Plan for Verity Canada
        ------------------------------- -------------------- -------------------- --------------------
                    TOTAL                    4,500,000                              $83,984,134.07
        ------------------------------- -------------------- -------------------- --------------------

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-24753, REGISTRATION STATEMENT ON FORM S-8 NO. 333-26869, REGISTRATION STATEMENT ON FORM S-8 NO. 333-43905,
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-44877,
              REGISTRATION STATEMENT ON FORM S-8 NO. 333-66913 AND
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-89701.


        The contents of Registration Statement on Form S-8 No. 333-24753 filed with the Securities and Exchange Commission on April 8, 1997, Registration Statement on Form S-8 No. 333-26869 filed with the Securities and Exchange Commission on May 12, 1997, Registration Statement on Form S-8 No. 333-43905 filed with the Securities and Exchange Commission on January 8, 1998, Registration Statement on Form S-8 No. 333-44877 filed with the Securities and Exchange Commission on January 23, 1998, Registration Statement on Form S-8 No. 333-66913 filed with the Securities and Exchange Commission on November 6, 1998 and Registration Statement on Form S-8 No. 333-89701 filed with the Securities and Exchange Commission on October 26, 1999 are incorporated by reference herein.

                                    EXHIBITS

  EXHIBIT
  NUMBER       DESCRIPTION
  ------       -----------
    5.1        Opinion of Cooley Godward LLP.

   23.1        Consent of PricewaterhouseCoopers LLP, independent accountants.

   23.2        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

   24.1        Power of Attorney. Reference is made to Signature Page.

   99.1        1995 Stock Option Plan.

   99.2        1996 Non-Statutory Stock Option Plan.

   99.3        1997 Non-Statutory Stock Option Plan for Verity Canada.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 21, 2000.

                                      VERITY, INC.


                                      By:  /s/ Gary J. Sbona
                                        -----------------------------------
                                      Gary J. Sbona
                                      Chairman of the Board and Chief Executive
                                      Officer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Sbona and James E. Ticehurst, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                 TITLE                         DATE
            ---------                                 -----                         ----
      /s/ Gary J. Sbona                    Chairman of the Board and Chief     November 21, 2000
------------------------------------
          Gary J. Sbona                    Executive Officer (Principal
                                           Executive and Financial Officer)

      /s/ Todd K. Yamami                   Vice President and Corporate        November 21, 2000
------------------------------------
          Todd K. Yamami                   Controller (Principal
                                           Accounting Officer)

   /s/ Anthony J. Bettencourt              President and Director              November 21, 2000
------------------------------------
      Anthony J. Bettencourt

                                           Director                            November 27, 2000
      /s/ Steven M. Krausz
------------------------------------
         Steven M. Krausz
                                           Director
------------------------------------
      Stephen A. MacDonald

        /s/ Karl C. Powell                 Director                            November 21, 2000
------------------------------------
         Karl C. Powell

     /s/ Charles P. Waite, Jr.             Director                            November 28, 2000
------------------------------------
      Charles P. Waite, Jr.